Exhibit 99.1
Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM08
Bermuda
VALIDUS HOLDINGS, LTD. PRICES PUBLIC SENIOR DEBT OFFERING
Hamilton, Bermuda – January 21, 2010 – Validus Holdings, Ltd. (the “Company”) (NYSE: VR) announced today that it priced a registered offering (the “Offering”) of $250,000,000 aggregate principal amount of 8.875% Senior Notes due 2040 (the “Notes”). The Notes are being sold to the public at a price of 98.71% of principal. The Offering is expected to close on or about January 26, 2010, subject to customary closing conditions. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include the repurchase of its outstanding capital stock, dividends to its shareholders and/or potential acquisitions. Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are joint bookrunners for the Offering. BNP Paribas Securities Corp., Calyon Securities (USA) Inc., Comerica Securities, Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, Lloyds TSB Bank plc, Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc. are co-managers for the Offering.
The Notes are being offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (“SEC”). A prospectus and prospectus supplement related to the Offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. Copies of the prospectus and prospectus supplement related to the Offering can be obtained from the underwriters at: Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, NY 10004, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, Deutsche Bank Securities Inc., Prospectus Department, 100 Plaza One, Jersey City, NJ 07311, telephone: 1-800-503-4611, or by emailing prospectusrequest@list.db.com, or J.P. Morgan Securities Inc., 270 Park Avenue, High Grade Syndicate Desk, 8th Floor, New York, NY 10017, telephone: 212-834-4533.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
or
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020
Cautionary Note Regarding Forward-Looking Statements
This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of IPC or other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the SEC. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.